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                                                                  Exhibit (A)(5)


                             PAC-WEST TELECOMM, INC.

                 FORM OF NOTICE OF CHANGE FROM REJECT TO ACCEPT

            Pursuant to the Offer to Exchange dated November 14, 2001

To:      Pac-West Telecomm, Inc.
Attn:    Stephanie Van Steyn

         I previously received a copy of the Offer to Exchange and the materials accompanying the offer. I completed, signed and returned the election form, in which I elected not to offer to exchange eligible options. I now wish to change that election.

         I understand that in order to withdraw my rejection and to make the offer, I must sign and deliver this notice to Stephanie Van Steyn at Pac-West before 5:00 P.M., Pacific Standard Time, on December 14, 2001, or if Pac-West extends the deadline to exchange options, before the extended expiration of the offer, and put an "X" in the following box:


[ ] I wish to offer for exchange my eligible options, which I have indicated on the new election form I am attaching hereto.

IN ORDER TO BE CONSIDERED TIMELY FILED, ALL DOCUMENTS MUST BE RECEIVED BY THE COMPANY PRIOR TO 5:00 P.M., PACIFIC TIME, ON THE EXPIRATION DATE.

         I understand that I must complete a new election form and timely return it to Stephanie Van Steyn in order to withdraw effectively my rejection of the offer to exchange.


Date: ___________ , 2001               _____________________________________
                                       Signature

                                       _____________________________________
                                       Name (please print)

                                       _____________________________________
                                       Social Security Number


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